UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 6, 2014, Alexander & Baldwin, Inc. (the “Company”) closed the sale of Maui Mall in Kahului, Maui. In December 2013, the Company also closed the sales of select retail and industrial commercial properties it owned on the Mainland U.S. Those properties include: Activity Distribution Center (California), Savannah Logistics Park (Georgia), Heritage Business Park (Texas), Rancho Temecula (California), Broadlands Marketplace (Colorado), and Meadows on the Parkway (Colorado). These sales, including the sale of Maui Mall, generated sales proceeds of $330 million, and had a blended disposition cap rate of 6.2%. Net proceeds from these sales were used to fund, in qualifying forward or reverse 1031 transactions, the Company’s $373 million acquisition of properties located in Kailua, Oahu, and other locations in the state, which closed on December 20, 2013, as disclosed in the Company’s Form 8-K filed on December 20, 2013. Approximately $12 million of the $373 million acquisition price was funded by the assumption of existing mortgage debt, and most of the balance of the acquisition price has been or is expected to be funded by other 1031 sales proceeds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2014

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller